                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                              KRONOS INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              KRONOS INCORPORATED
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

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    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

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[ ] Fee paid previously with preliminary proxy materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

================================================================================

                              KRONOS INCORPORATED
                              297 Billerica Road
                        Chelmsford, Massachusetts 01824

                                                              December 19, 2001

Dear Stockholder:

   We cordially invite you to attend our 2002 Annual Meeting of Stockholders, which will be held at 10:00 a.m. on Thursday, February 7, 2002 at the offices of the Company, 297 Billerica Road, Chelmsford, Massachusetts 01824.

   At this meeting you are being asked to (i) elect two Class I Directors, (ii) approve the adoption of the Company's 2002 Stock Incentive Plan, (iii) approve the amendments to the Company's 1992 Employee Stock Purchase Plan and (iv) ratify the selection of Ernst & Young LLP as independent auditors for the Company for the 2002 fiscal year.

   Please read the enclosed Proxy Statement, which describes the nominees for Director and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

   We hope you will join us on February 7 for our Annual Meeting, but we know that every stockholder will not be able to do so. Whether or not you plan to attend, please return your signed proxy as soon as possible.

                                          Sincerely,

                                          MARK S. AIN
                                          Chief Executive Officer and Chairman

                              KRONOS INCORPORATED
                              297 Billerica Road
                        Chelmsford, Massachusetts 01824

                               -----------------

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 7, 2002

                               -----------------

   Notice is hereby given that the Annual Meeting of Stockholders of Kronos Incorporated (the "Company") will be held at the offices of the Company, 297 Billerica Road, Chelmsford, Massachusetts 01824, on February 7, 2002 at 10:00 a.m. for the following purposes:

      1. To elect two Class I Directors for the ensuing three years.

      2. To approve the adoption of the Company's 2002 Stock Incentive Plan, as set forth in the accompanying Proxy Statement under "Approval of 2002 Stock Incentive Plan."

      3. To approve the amendments to the Company's 1992 Employee Stock Purchase Plan, as set forth in the accompanying Proxy Statement under "Approval of Amendments to 1992 Employee Stock Purchase Plan."

      4. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the 2002 fiscal year.

      5. To transact such other business as may properly come before the meeting and any and all adjourned sessions thereof.

   Only stockholders of record at the close of business on December 10, 2001 will be entitled to notice of and to vote at the Annual Meeting and any and all adjourned sessions thereof. The stock transfer books of the Company will remain open.

                                          By Order of the Board of Directors,

                                          PAUL A. LACY,
                                          CLERK

Chelmsford, Massachusetts
December 19, 2001

  IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                              KRONOS INCORPORATED
                              297 Billerica Road
                        Chelmsford, Massachusetts 01824

                               -----------------

            Proxy Statement for the Annual Meeting of Stockholders
                        To Be Held on February 7, 2002

                               -----------------

   The enclosed form of proxy is solicited on behalf of the Board of Directors of Kronos Incorporated ("Kronos" or the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the offices of the Company, 297 Billerica Road, Chelmsford, Massachusetts 01824, on February 7, 2002 at 10:00 a.m. and at any and all adjourned sessions thereof.

   A proxy may be revoked by a stockholder, at any time before it is voted, by
(i) returning to the Company another properly signed proxy bearing a later date, (ii) otherwise delivering a written revocation to the Clerk of the Company, or (iii) attending the Meeting or any adjourned session thereof and voting the shares covered by the proxy in person. Shares represented by the enclosed form of proxy properly executed and returned, and not revoked, will be voted at the Meeting in accordance with the instructions contained therein. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting.

   The expense of soliciting proxies will be borne by the Company. In addition to solicitations by mail, officers and regular employees of the Company, without additional remuneration, may solicit proxies by telephone, telegram and personal interviews from brokerage houses and other stockholders. The Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies and will pay the firm a fee of $6,000 plus expenses. The Company will also reimburse brokers and other persons for their reasonable charges and expenses incurred in forwarding soliciting materials to their principals.

   The Annual Report of the Company for the fiscal year ended September 30, 2001, is being mailed to the Company's stockholders with this Notice and Proxy Statement on or about December 19, 2001.

   A copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written request to the Treasurer, Kronos Incorporated, 297 Billerica Road, Chelmsford, Massachusetts 01824.

                     Voting Securities and Votes Required

   On December 10, 2001, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 19,669,280 shares of Common Stock of the Company, $.01 par value per share ("Common Stock"). Each share is entitled to one vote.

   The holders of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

   The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of Directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and properly cast on a matter is required for the adoption of the 2002 Stock Incentive Plan (the "Plan"), the amendments to the 1992 Employee Stock Purchase Plan (the "ESPP"), and the ratification of the selection of Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors for the current fiscal year.

   Shares that abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.

                                  STOCK SPLIT

   On October 25, 2001, the Company's Board of Directors approved a three-for-two stock split of the Company's Common Stock effected in the form of a 50% Common Stock dividend. This stock dividend was paid on November 15, 2001 to stockholders of record as of November 5, 2001. Accordingly, all dollar and share amounts in this Proxy Statement have been adjusted to reflect the three-for-two split.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The table below sets forth certain information with respect to the beneficial ownership of the Common Stock as of September 30, 2001 (except as otherwise indicated) by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each Director and nominee for Director; (iii) each executive officer named in the Summary Compensation Table under the heading "Executive Compensation" below and
(iv) all Directors and executive officers of the Company as a group.

   The number of shares beneficially owned by each Director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after September 30, 2001 (except as otherwise indicated) through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

                                                                     Shares of
                                                                       Common        Percentage of
                                                                       Stock            Common
                                                                    Beneficially         Stock
Name and Address                                                       Owned         Outstanding#
----------------                                                    ------------     -------------

Liberty Wanger Asset Management, L.P. and WAM Acquisition, GP, Inc.  1,699,200(1)(3)      8.9%
  227 W. Monroe Street, Suite 3000
  Chicago, Illinois 60606

Barclays Global Investors, N.A. and Barclays Global Fund Advisors..  1,150,821(2)         6.0%
  45 Fremont Street
  San Francisco, CA 94105

Liberty Acorn Trust................................................  1,050,000(3)(1)      5.5%
  227 W. Monroe Street, Suite 3000
  Chicago, Illinois 60606

Neuberger Berman, LLC..............................................    990,972(4)         5.2%
  605 Third Avenue
  New York, NY 10158-3698

Mark S. Ain*.......................................................    802,104(5)(6)      4.2%

W. Patrick Decker*.................................................    115,208(6)            +

Richard J. Dumler*.................................................     16,424(6)            +

D. Bradley McWilliams*.............................................    282,002(6)         1.5%

Lawrence Portner*..................................................     13,837(6)            +

Samuel Rubinovitz*.................................................     14,625(6)            +

Aron J. Ain........................................................     82,575(6)            +

Paul A. Lacy.......................................................     87,237(6)            +

Laura L. Woodburn..................................................     55,073(6)            +

All Directors and executive officers as a group (11 persons).......  1,575,212(7)         8.0%

--------
 # Based upon 19,058,351 shares of Common Stock outstanding as of September 30,
   2001
 * Director of the Company
 + Less than 1% of the shares of Common Stock outstanding
(1) Represents an aggregate of 1,699,200 shares of Common Stock owned by entities (including 1,050,000 shares owned by Liberty Acorn Trust) - as to which Liberty Wanger Asset Management, L.P. ("WAM") acts as investment advisor. WAM has shared voting authority and dispositive power with respect to these shares of Common Stock in its capacity as investment advisor to these entities. Also reflects beneficial ownership of WAM Acquisition GP, Inc., which as the general partner of WAM, owns 1% of WAM. See also footnote (3) below.
(2) Barclays Global Investors NA ("BGI") is an investment management firm for large institutional clients. As of September 28, 2001, BGI and Barclays Global Fund Advisors ("BGFA") had holdings of 1,150,821 shares of which they had sole voting power with respect to an aggregate of 1,091,142 shares and sole dispositive power with respect to 1,150,821 shares.
(3) Liberty Acorn Trust, an Investment Company, shares voting authority and dispositive power over these shares of Common Stock with WAM, its investment advisor. See also footnote (1) above.
(4) Neuberger Berman, LLC ("NB") is a registered investment advisor. In its capacity as investment advisor, NB may have discretionary authority to dispose of or to vote shares that are under its management. As a result, NB may be deemed to have beneficial ownership of such shares. NB does not, however, have any economic interest in the shares. The clients are the actual owners of the shares and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such shares. As of October 19, 2001, of the shares set forth above, NB had shared dispositive power with respect to 990,972 shares, sole voting power with respect to 377,472 shares and shared voting power on 613,500. With regard to the shared voting power, Neuberger Berman Management, Inc. and Neuberger Berman Funds are deemed to be beneficial owners for purpose of Rule 13(d) since they have shared power to make decisions whether to retain or dispose of the securities. NB is the sub-advisor to the above referenced Funds. It should be further noted that the above-mentioned shares are also included with the shared power to dispose calculation.
(5) Mr. Mark Ain's address is c/o Kronos Incorporated, 297 Billerica Road, Chelmsford, MA 01824. Includes nine shares held by Mr. Ain's son. Mr. Ain disclaims beneficial ownership of these shares held by his son.
(6) Includes the following shares of Common Stock issuable upon the exercise of outstanding stock options which may be exercised within 60 days after September 30, 2001: Mr. Mark Ain: 245,625; Mr. Decker: 107,437; Mr. Dumler:
    5,737; Mr. McWilliams: 5,737; Mr. Portner: 3,262; Mr. Rubinovitz: 1,125; Mr. Aron Ain: 79,200; Mr. Lacy: 78,300; Ms. Woodburn: 51,562.
(7) Includes 659,734 shares of Common Stock issuable upon the exercise of outstanding stock options held by executive officers and Directors of the Company that may be exercised within 60 days after September 30, 2001.

                             ELECTION OF DIRECTORS

   The Company's Restated Articles of Organization and Amended and Restated By-Laws provide for the classification of the Board of Directors into three classes, as nearly equal in number as possible. The Class I, Class II and Class III Directors are currently serving until the annual meeting of stockholders to be held in 2002, 2003 and 2004, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, Directors are generally elected for a full term of three years to succeed those whose terms are expiring.

   The Board of Directors has fixed the number of Directors at six and the number of Class I Directors at two. There are currently two Class I Directors, two Class II Directors and two Class III Directors.

   Unless otherwise instructed, the enclosed proxy will be voted to elect the persons named below as Class I Directors for a term of three years expiring at the 2005 annual meeting of stockholders and until their respective successors are duly elected and qualified.

   The nominees, as identified below, are currently serving as Directors of the Company. If either nominee should become unavailable, the enclosed proxy may be voted for a substitute nominee designated by the Board of Directors, unless instructions are given to the contrary. The Board of Directors does not anticipate that either of the nominees will become unavailable. The Company has no nominating committee and all nominations are made by the Board of Directors.

   The following table sets forth the name, age, length of service as a Director of each member of the Board of Directors, including the nominees for Class I Directors, information given by each concerning all positions he holds with the Company, his principal occupation and business experience for at least the past five years and the names of other publicly-held companies of which he serves as a Director. Information with respect to the number of shares of Common Stock beneficially owned by each Director, directly or indirectly, as of September 30, 2001, appears above under the heading "Security Ownership of Certain Beneficial Owners and Management."

                        Nominees for Class I Directors
                            Terms Expiring in 2005

D. Bradley McWilliams, 60
Director

   D. Bradley McWilliams has served as a Director of the Company since 1993. From 1982 to 1995, Mr. McWilliams held the position of Vice President of Cooper Industries, Inc., a world-wide manufacturer of electrical products, tools and hardware. In 1995, Mr. McWilliams was named Senior Vice President and Chief Financial Officer of Cooper Industries, Inc.

Lawrence Portner, 65
Director

   Lawrence Portner has served as a Director of the Company since 1993. Mr. Portner held the position of Vice President of Software Engineering for Data General Corporation from June 1992 to December 1994 and served as a consultant to Data General from 1988 to June 1992. Prior to that time, Mr. Portner held the position of Vice President and General Manager of Research and Development of Apollo Computer from 1983 to 1986. From 1963 to 1983, Mr. Portner served in various capacities at Digital Equipment Corporation, most recently as Vice President of Strategic Planning.

                              Class III Directors
                            Terms Expiring in 2004

Richard J. Dumler, 59
Director

   Richard J. Dumler has served as a Director of the Company since 1982. Mr. Dumler has been general partner of Lambda Management, L.P., a venture capital investment company, since 1983 and Vice President of Lambda Fund Management Inc., an investment management company, since 1990. He served as First Vice President of Drexel, Burnham, Lambert, Inc. from 1983 to 1990.

Samuel Rubinovitz, 71
Director

   Samuel Rubinovitz has served as a Director of the Company since 1985. From 1989 until April 1996, he was a director of PerkinElmer, Inc. (f/k/a EG&G, Inc.), a diversified manufacturer of scientific instruments and electronic, optical and mechanical equipment. In January 1994, Mr. Rubinovitz retired from his position as Executive Vice President of PerkinElmer, a position he had held since 1989. From 1986 to 1989, he was Senior Vice President of PerkinElmer. Mr. Rubinovitz is a director of the following two companies: Richardson Electronics, Inc., a manufacturer and distributor of electron tubes and semiconductors; and KLA-Tencor Technology, a subsidiary of KLA-Tencor Corporation, a manufacturer of high performance instrumentation used in the processing and inspection of semiconductors. Mr. Rubinovitz is also Chairman of the Board of Directors and a director of LTX Corporation, a manufacturer of instruments used to test semiconductor devices.

                              Class II Directors
                             Term Expiring in 2003

Mark S. Ain, 58
Chief Executive Officer, Chairman of the Board and Director

   Mark S. Ain, a founder of the Company, has served as Chief Executive Officer, Chairman of the Board and a Director of the Company since its organization in 1977. He also served as President from 1977 through September 1996. From 1974 to 1977, Mr. Ain operated his own consulting company, providing strategic planning, product development and market research services. From 1971 to 1974, he was associated with a consulting firm. From 1969 to 1971, Mr. Ain was employed by Digital Equipment Corporation both in product development and as Sales Training Director. He received a B.S. from the Massachusetts Institute of Technology and an M.B.A. from the University of Rochester. Mr. Ain is a director of KVH Industries, Inc., a manufacturer of navigation and satellite communications equipment, Park Electrochemical Corporation, a manufacturer of electronic materials used to fabricate printed circuit boards and semiconductor packages, and LTX Corporation. Mr. Ain is the brother of Aron J. Ain, Vice President, Worldwide Sales and Service of the Company.

W. Patrick Decker, 54
President, Chief Operating Officer and Director

   W. Patrick Decker has served as President and Chief Operating Officer of the Company since October 1996, and as a Director since 1997. Previously, he served as Vice President, Marketing and Field Operations of the Company from 1982 until October 1996. From 1981 to 1982, Mr. Decker was General Manager at Commodore Business Machines, Inc.- New England Division, a personal computer manufacturer. From 1979 to 1980, Mr. Decker was a National Sales Manager for the General Distribution Division of Data General Corporation, a computer company. Mr. Decker is a director of MatrixOne, Inc., a provider of internet based product collaboration solutions.

Director Compensation

   Each Director who is not a full-time employee of the Company receives a quarterly retainer of $1,000 for his services as a Director, $2,000 for each Board meeting attended, and $1,000 for each committee meeting not held on the same day as a Board meeting. In addition, each Director who serves as a Committee Chairman receives a quarterly retainer of $500. The Company also reimburses expenses incurred by non-employee Directors to attend Board meetings. Historically, each non-employee Director receives annually a stock option grant to purchase 4,500 shares of Common Stock at a price equal to fair market value on the date of grant, so long as that Director owns a minimum of 4,500 shares of Common Stock of the Company. On June 20, 2001, each of Messrs. Dumler, Rubinovitz, McWilliams and Portner was awarded a stock option to purchase 4,500 shares of Common Stock at an exercise price of $21.57 per share.

Board of Directors and Committees

   During the Company's fiscal year ended September 30, 2001, the Board of Directors of the Company held a total of five meetings. Each Director attended at least 75% of the total number of meetings of the Board of Directors and all committees on which he served.

                           REPORT OF AUDIT COMMITTEE

   In accordance with its charter, adopted by the Board of Directors, the Audit Committee, which is composed of three independent Directors, held three meetings during fiscal 2001. The Audit Committee is responsible for overseeing the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for preparing the Company's financial statements and the quality and integrity of the reporting process, including the system of internal controls. The Company's independent auditors, Ernst & Young, are responsible for expressing an opinion on the conformity of the financial statements with generally accepted accounting principles.

   In fulfilling its oversight responsibilities, the Audit Committee has reviewed the audited financial statements in the Annual Report with both management and the independent auditors. The Audit Committee's review included a discussion of the quality and integrity of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

   The Committee discussed with the Company's independent auditors the overall scope and plan of Ernst & Young's audit. In addition, it met with the independent auditors, with and without management present, to discuss the results of Ernst & Young's examination, the evaluation of the Company's system of internal controls, the overall quality of the Company's financial reporting and such other matters as are required to be discussed under generally accepted auditing standards.

   The Committee has discussed with Ernst & Young that firm's independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1. The Committee has also considered the compatibility of nonaudit services with the auditors' independence.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2001 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder ratification, the reappointment of the Company's independent auditors.

                                          D. Bradley McWilliams, Audit
                                            Committee Chair
                                          Richard J. Dumler, Audit Committee
                                            Member
                                          Samuel Rubinovitz, Audit Committee
                                            Member

                       REPORT OF COMPENSATION COMMITTEE

Introduction

   The Company's compensation program for executive officers is administered by the Compensation and Stock Option Committee of the Board of Directors (the "Compensation Committee"), which is composed of three non-employee, independent members of the Board of Directors, Messrs. Rubinovitz, Dumler and Portner. The Compensation Committee, which held three meetings during fiscal year 2001, is responsible for establishing and administering the policies which govern both annual compensation and equity ownership. It administers the Company's stock option plans, recommends to the Board of Directors the annual salaries and bonuses of the Company's executive officers and makes recommendations to the Board with regard to the adoption of any new employee stock benefit plans.

   The Company's executive compensation program reflects input from the Company's Chief Executive Officer. The Compensation Committee reviews his proposals concerning executive compensation and makes a final determination concerning the scope and nature of compensation arrangements. The actions of the Compensation Committee are reported to the full Board of Directors of the Company.

   Kronos believes it important that its stockholders understand the Company's philosophy regarding executive compensation, and how this philosophy manifests itself in the Company's various compensation plans.

Philosophy

   All of Kronos' compensation programs are designed to attract and retain key employees, motivating them to achieve and rewarding them for superior Company performance. Different programs are geared to short and longer term performance with the goal of increasing stockholder value over the long term.

   Executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because Kronos believes the performance of every employee is important to the success of the Company, it is mindful of the effect of its executive compensation and incentive programs on all employees.

   The Compensation Committee believes that the compensation of Kronos' executives should reflect their success in attaining key operating objectives, such as growth of sales, growth of operating earnings and earnings per share and growth or maintenance of market share and long-term competitive advantage, and ultimately, in attaining an increased market price for the Company's stock. The Compensation Committee believes that the performance of Kronos' executives in the management of the Company, considered in the light of general economic and specific company, industry and competitive conditions, should be the basis for the determination of executive compensation, bonuses and stock option awards. It believes executive compensation should not be based on the short-term performance of the Company's stock, whether favorable or unfavorable, but rather that the price of the Company's stock will, in the long-term, reflect the operating performance of the Company, and ultimately, the management of the Company by its executives. The Company seeks to have the long-term performance of the Company's stock reflected in executive compensation through the Company's stock option and other equity incentive programs.

Programs

   Kronos currently has three major components to its executive compensation plans: salary, bonus and stock option and other equity incentive programs.

Salary

   The Compensation Committee reviews each executive officer's salary annually. In determining appropriate salary levels for executives, the Compensation Committee primarily takes into account salary compensation at comparably sized companies in the electronics and software industries. To track this, the Compensation Committee relies on salary surveys conducted by third parties and its own knowledge of compensation at companies in the greater metropolitan area.

   The Compensation Committee's goal is to establish base salary compensation in the upper half of the range of salaries for executive officers with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses and of comparable size and success, but not at the highest levels. The Company believes this gives it the opportunity to attract and retain talented managerial employees both at the level of Vice President and below. At the same time, this level of salary allows the Company to have a bonus plan based on performance without raising executive compensation beyond levels which the Company believes are appropriate.

Bonus

   Kronos' cash bonus plan is designed to reward its executives for the achievement of shorter-term Company financial goals, principally increases in the Company's pre-tax income. The Company's philosophy is to reward its senior executives as a group if the Company's goals are achieved. The bonus payable for fiscal 2001 ranged from 10% to 50% of base salary, depending on the achievement of financial goals, including the level of pre-tax income achieved by the Company. The Company believes this level of award strikes the right balance between incentive and reward, without offering undue incentives to management to make short-term decisions that could be harmful in the long run. Early in the Company's fiscal year, the Compensation Committee sets guidelines for the awards based upon achievement of financial goals, including the level of pre-tax income, and based upon its own assessment of the ability of the Company to achieve the Company's annual financial plan, in light of economic conditions and other factors. It is the general philosophy of the Compensation Committee that management be rewarded for their performance as a team in the attainment of these goals, rather than individually.

   While the cash bonus plan is based on the attainment of certain financial goals, awards under the plan for any individual or the officers as a group are entirely at the discretion of the Compensation Committee, which may choose to award the bonus or not, in light of all relevant factors after completion of the Company's fiscal year.

Stock Option and Equity Incentive Programs

   The Company intends that its stock option program be its primary vehicle for offering long-term incentives and rewarding its executives and key employees. Kronos believes that the granting of stock options is the compensation mechanism that works most effectively to align the interests of the Company's management and stockholders. The goal of the program has been to enable members of the program to participate in the success of the Company commensurate with their contributions. Kronos desires that senior executives achieve a meaningful equity stake in the Company through their participation in the option program.

   Much has been written about the value of stock options at the time they are granted. In Kronos' case, in order to make their past options valuable, members of management worked over an extended period of time to build the Company, the success of which at the time the options were granted was hardly assured. Given the price earnings multiple of Kronos stock, management will have to achieve substantial ongoing earnings growth for their options to have meaningful value. This also is not assured and will require dedication and effort similar to that put forth in the past. Kronos seeks to ensure this continued dedication and effort through continuing grants of stock options.

   Stock options are granted to key employees based upon prior performance, the importance of retaining their services for the Company and the potential for their performance to help the Company attain its long-term goals. There is no set formula for the award of options to individual executives or employees. Stock options are generally granted annually in conjunction with the Compensation Committee's formal review of the individual performance of its key executives, including its Chief Executive Officer, and their contributions to the Company.

   In the past, Kronos has annually granted options to purchase between 2% and 6% of the Company's outstanding shares on a fully-diluted basis. Of this amount, approximately half have been granted to the Company's executive officers and key managers, and the balance to other key employees. In aggregate, the named executive officers received 135,000 shares or 16.9% of the total options granted in fiscal 2001. The Compensation Committee currently expects to continue this general practice.

   In connection with the Company's equity incentive plan, participants may use shares to exercise their options or to pay taxes at the applicable statutory minimum rate on nonstatutory options. The purpose of this program is to encourage the officers to hold rather than sell their Kronos shares.

   The Employee Stock Purchase Plan is designed to appeal primarily to non-executive Kronos employees and is not intended to be a meaningful element in executive compensation.

Summary of Compensation of Chief Executive Officer

   In fiscal year 2001, Mark S. Ain, the Company's Chief Executive Officer, received a salary of $428,000 and bonus compensation of $192,600. In deciding whether or not bonus compensation would be paid for fiscal year 2001, the Compensation Committee reviewed whether certain of the Company's financial goals established at the beginning of fiscal year 2001 had been attained. On October 2, 2001, Mr. Ain was granted a nonstatutory option to purchase 60,000 shares of Common Stock at a price of $26.65 per share, the fair market value on the date of the grant, based on Mr. Ain's performance in fiscal year 2001. This option vests and become exercisable at the rate of 15,000 shares per year, beginning on the first anniversary date of the grant and each one year anniversary thereafter for the next three years. In determining the number of shares covered by the options granted to Mr. Ain, the Compensation Committee evaluated Mr. Ain's prior performance, the importance of retaining his services for the Company, and his potential to help the Company attain its long-term goals.

Employment Contracts and Retention Agreements

   Kronos currently has no employment contracts with any of its employees, including those senior executives named in the Summary Compensation Table. In October 2000, Kronos adopted and entered into retention agreements with each of the senior executives named in the Summary Compensation Table. Under these agreements, each senior executive is eligible to receive, if his or her employment with Kronos is terminated by the Company for reasons other than for cause (as defined in the retention agreement) or by the senior executive for good reason (as defined in the retention agreement), within 12 months following a change in control of Kronos, a cash payment equal to three times the sum of the senior executive's highest base salary (or in the case of Ms. Woodburn, a cash payment equal to one times her highest base salary) and highest bonus, received in any year for the five-year period prior to such change in control. The senior executive has the option to receive this cash payment in one lump sum or in 36 equal monthly installments. Except with respect to Ms. Woodburn, in the event a senior executive's termination occurs after 12 months following a change in control, the senior executive is eligible to receive a cash payment equal to two times the sum of the senior executive's highest base salary and highest bonus, received in any year for the five-year period prior to the change in control. The retention agreements also provide that the Company will continue to provide benefits to the senior executives for a period of one year after the date of his or her termination.

   Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the corporation's Chief Executive Officer and four other most highly paid executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. The Compensation Committee periodically reviews the potential consequences of Section 162(m) and may structure the performance-based portion of its executive compensation to comply with certain exemptions in Section 162(m). However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when the Compensation Committee believes that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the officer's performance.

Compensation Committee Interlocks and Insider Participation

   No member of the Compensation Committee was at any time during the past fiscal year, or prior to that time, an officer or employee of the Company or any subsidiary of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended. No executive officer of the Company has served as a Director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a Director of or member of the Compensation Committee of the Company.

                                          Samuel Rubinovitz, Compensation
                                            Committee Chair
                                          Richard J. Dumler, Compensation
                                            Committee Member
                                          Lawrence Portner, Compensation
                                            Committee Member

                             CERTAIN TRANSACTIONS

   The Company has, from time to time, retained the services of Corporate Source Group, an executive recruitment agency, of which Mark S. Ain's wife is an Executive Vice President and a minority stockholder. During the fiscal year ended September 30, 2001, the Company paid Corporate Source Group a total of $72,285.

Executive Compensation

   Summary Compensation. The following table sets forth certain information with respect to the annual and long term compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers during the three fiscal years ended September 30, 1999, 2000 and 2001 who were serving as executive officers on September 30, 2001 (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                               Long-Term
                                   Annual Compensation        Compensation
                            --------------------------------- ------------
                                                      Other      Awards
                                                     Annual    Securities   All Other
                                                     Compen-   Underlying  Compensation
Name and Principal Position Year Salary($) Bonus($) sation($)  Options(#)     ($)(1)
--------------------------- ---- --------- -------- --------- ------------ ------------
Mark S. Ain................ 2001 $428,000  $192,600    --        45,000       $2,000
Chief Executive             2000  401,538        --    --        75,000        2,000
Officer                     1999  351,346   122,500    --        67,500        1,500

W. Patrick Decker.......... 2001  300,000   135,000    --         9,000        2,000
President & Chief           2000  281,077        --    --        60,000        2,000
Operating Officer           1999  261,000    91,000    --        56,250        1,500

Aron J. Ain................ 2001  225,000   101,250    --        33,000        2,000
Vice President              2000  211,812        --    --        33,000        2,000
Worldwide Sales and Service 1999  196,754    68,600    --        27,000        1,500

Paul A. Lacy............... 2001  225,000   101,250    --        33,000        2,000
Vice President              2000  211,812        --    --        33,000        2,000
Finance & Administration    1999  196,754    68,600    --        27,000        1,500

Laura L. Woodburn.......... 2001  225,000   101,250    --        15,000        2,000
Vice President              2000  216,831        --    --        33,750        2,000
Engineering                 1999  202,175    70,490    --        33,750        1,500

--------
(1) Amounts shown represent matching contributions made by the Company to its 401(k) Savings Plan on behalf of the Named Executive Officers.

Option Grants and Exercises

   The following tables summarize option grants and exercises during the fiscal year ended September 30, 2001 to or by the Named Executive Officers and the value of the options held by such persons at the end of fiscal year 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR





                                    Individual Grants
                   ----------------------------------------------------
                                                                         Potential Realizable
                                                                           Value at Assumed
                     Number of     Percent of                           Annual Rates of Stock
                     Securities   Total Options                         Price Appreciation for
                     Underlying    Granted to   Exercise or                 Option Term(2)
                      Options     Employees in      Base     Expiration ----------------------
       Name        Granted (#)(1)  Fiscal Year  Price ($/Sh)    Date       5%($)      10%($)
       ----        -------------- ------------- ------------ ----------  --------    --------
Mark S. Ain.......     45,000          5.7%        $21.50     04/26/05  $237,902    $519,843
W. Patrick Decker.      9,000          1.1%         21.50     10/26/02    19,834      40,635
Aron J. Ain.......     33,000          4.2%         21.50     04/26/05   174,462     381,218
Paul A. Lacy......     33,000          4.2%         21.50     04/26/05   174,462     381,218
Laura L. Woodburn.     15,000          1.9%         21.50     04/26/05    79,300     173,281

--------
(1) Each option was granted on October 26, 2000 and vests, with the exception of the options granted to W. Patrick Decker, in four equal annual installments commencing one year from the date of grant. The options granted to Mr. Decker vest in their entirety on October 26, 2001 and expire on October 26, 2002.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                              Number of
                                             Securities
                                             Underlying
                                             Unexercised    Value of Unexercised In-
                                          Options at Fiscal   The-Money Options at
                                             Year-End(#)     Fiscal Year-End($)(2)
                                          ----------------- ------------------------
                     Shares      Value
                   Acquired on  Realized    Exercisable/          Exercisable/
       Name        Exercise(#)   ($)(1)     Unexercisable        Unexercisable
       ----        ----------- ---------- ----------------- ------------------------
Mark S. Ain.......   121,500   $2,644,705  116,125/167,625    $2,362,629/1,422,243
W. Patrick Decker.   116,625    1,966,885   38,437/113,062       388,520/1,073,705
Aron J. Ain.......    52,425    1,266,248   442,000/85,200         538,556/676,708
Paul A. Lacy......    42,075      745,975   442,000/84,300         538,556/662,128
Laura L. Woodburn.    44,625      581,749    10,687/79,687          63,692/766,726

--------
(1) Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.
(2) Based on the fair market value of the Common Stock on September 30, 2001 ($27.37), the last day of the Company's 2001 fiscal year, less the option exercise price.

                         COMPARATIVE STOCK PERFORMANCE

   The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative return of (i) the Nasdaq Stock Market--U.S. Index (the "Nasdaq Composite Index"), and (ii) JP Morgan H&Q Technology Index, f/k/a the Hambrecht & Quist Technology Index, (the "Industry Index") during the five-year period ended September 30, 2001. The graph assumes the investment of $100 in the Company's Common Stock, the Nasdaq Composite Index and the Industry Index and assumes dividends are reinvested. Measurement points are the last days of the Company's fiscal years ended September 30, 1997, 1998, 1999, 2000 and 2001 and the last trading days of each of the other months in the Company's 1997, 1998, 1999, 2000 and 2001 fiscal years.

                                    [Performance CHART]

JPMorgan H&Q - Index Products And Services:
2001 Proxy Performance Graph Data
MONTHLY DATA SERIES
SCALED PRICES:  Stock and index prices scaled to 100 at 9/30/96

                    Kronos             JPMorgan H&Q        Nasdaq Stock Market-
 DATES           Incorporated        Technology Index           U.S. Index
-------          ------------        ----------------      --------------------
Sep-96              100.00                100.00                  100.00
Oct-96               94.72                 98.57                   98.89
Nov-96               92.68                110.19                  105.02
Dec-96              104.06                107.23                  104.93
Jan-97              107.32                118.72                  112.38
Feb-97               88.62                109.02                  106.16
Mar-97               56.91                102.21                   99.23
Apr-97               69.92                105.99                  102.33
May-97               84.55                121.95                  113.91
Jun-97               89.43                123.02                  117.42
Jul-97               79.67                142.82                  129.79
Aug-97               88.21                143.22                  129.59
Sep-97               84.15                149.10                  137.27
Oct-97               94.31                133.17                  130.12
Nov-97              101.63                131.78                  130.81
Dec-97              100.20                125.72                  128.51
Jan-98              101.22                133.78                  132.59
Feb-98              112.19                149.69                  145.05
Mar-98              114.23                152.22                  150.41
Apr-98              117.07                158.14                  152.95
May-98              116.26                146.61                  144.46
Jun-98              117.89                155.84                  154.55
Jul-98              113.01                153.87                  152.73
Aug-98              120.73                121.02                  122.45
Sep-98              120.33                138.53                  139.44
Oct-98              117.07                150.21                  145.57
Nov-98              140.65                168.07                  160.36
Dec-98              144.11                195.55                  181.20
Jan-99              153.66                222.30                  207.50
Feb-99              137.60                197.66                  188.92
Mar-99              119.51                212.97                  203.21
Apr-99              165.85                221.00                  209.75
May-99              180.56                224.04                  203.94
Jun-99              221.95                252.23                  222.29
Jul-99              235.98                248.78                  218.28
Aug-99              244.66                260.89                  227.51
Sep-99              178.96                266.83                  227.82
Oct-99              218.90                294.83                  246.08
Nov-99              253.05                344.64                  276.02
Dec-99              292.68                436.72                  336.73
Jan-00              292.68                417.82                  324.30
Feb-00              309.76                534.05                  386.00
Mar-00              144.51                492.64                  378.03
Apr-00              156.71                439.46                  317.96
May-00              145.12                386.38                  279.61
Jun-00              126.83                442.50                  328.70
Jul-00              167.07                414.20                  310.88
Aug-00              182.32                487.19                  347.63
Sep-00              146.34                434.45                  302.47
Oct-00              177.74                394.90                  277.62
Nov-00              168.29                282.69                  213.89
Dec-00              150.91                282.32                  202.53
Jan-01              193.60                322.83                  227.10
Feb-01              156.40                230.58                  175.81
Mar-01              153.35                197.43                  151.17
Apr-01              166.00                235.26                  173.72
May-01              159.76                222.98                  173.51
Jun-01              199.76                220.08                  178.17
Jul-01              214.98                206.03                  166.84
Aug-01              238.05                183.30                  148.68
Sep-01              200.24                144.15                  123.63

                     APPROVAL OF 2002 STOCK INCENTIVE PLAN

   On October 25, 2001, the Board of Directors of the Company adopted, subject to stockholder approval, the 2002 Stock Incentive Plan (the "2002 Plan"). Up to 1,700,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to stock option awards granted under the 2002 Plan.

   The 2002 Plan is intended to replace the Company's 1992 Equity Incentive Plan (the "1992 Plan"), which expires by its terms on March 27, 2002. As of September 30, 2001, options to purchase 2,773,161 shares of Common Stock were outstanding under the 1992 Plan and an additional 1,548,675 shares were reserved for future option grants. Upon the expiration of the 1992 Plan on March 27, 2002, all then outstanding options will remain in effect, but no additional option grants may be made under the 1992 Plan.

   The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board of Directors believes adoption of the 2002 Plan is in the best interests of the Company and its stockholders and recommends a vote "FOR" the approval of the 2002 Plan and the reservation of 1,700,000 shares of Common Stock for issuance thereunder.

                         Description of the 2002 Plan

   The following is a brief summary of the 2002 Plan and this summary is qualified in its entirety by reference to the 2002 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Types of Options; Vesting

   The 2002 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-statutory stock options (collectively, "Options"). Participants (as defined below) receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the Option grant. Options may be granted at an exercise price which may be equal to or greater than the fair market value of the Common Stock on the date of grant. Present law requires that incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code be granted at an exercise price at least equal to 100% of the fair market value of the Common Stock on the date of grant (or at least equal to 110% of the fair market value in the case of incentive stock options granted to Participants holding more than 10% of the total combined voting power of the Company). Options may not be granted for a term in excess of ten years. The 2002 Plan permits the following forms of payment upon the exercise of Options:

   . payment by cash, check or in connection with a "cashless exercise" through a broker,

   . surrender to the Company of shares of Common Stock owned by a Participant
     (as defined below) for at least six months; or

   . any combination of these forms of payment.

   The Board, in its sole discretion, may grant an option that becomes exercisable at such times and in such installments as may be determined by the Board provided, however, that the minimum vesting period for Options shall not be less than one year.

Eligibility to Receive Options

   Employees, officers, directors, consultants, advisors and other entities of the Company and its subsidiaries and of other business ventures in which the Company has a significant interest are eligible to be granted Options under the 2002 Plan (each a "Participant"). Under present law, however, incentive stock options may only be granted to employees of the Company. The maximum number of shares with respect to which Options may be granted to any Participant under the 2002 Plan may not exceed 225,000 shares per calendar year.

Plan Benefits

   As of September 30, 2001, approximately 2,000 persons were eligible to receive Options under the 2002 Plan, including the Company's seven executive officers and four non-employee directors. The granting of Options under the 2002 Plan is discretionary, and the Company cannot now determine the number or type of Options to be granted in the future to any particular person or group.

   On November 16, 2001, the last reported sale price of the Company Common Stock on the Nasdaq National Market was $41.75.

Administration

   The 2002 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2002 Plan and to interpret the provisions of the 2002 Plan. Pursuant to the terms of the 2002 Plan, the Board of Directors may delegate authority under the 2002 Plan to one or more committees or subcommittees of the Board of Directors consisting of not less than two members who shall be "outside directors" within the meaning of Section 162(m) of the Code and "non-employee directors" as defined under Rule 16-b3 promulgated under the Exchange Act. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the 2002 Plan, including the granting of options to executive officers.

   Subject to any applicable limitations contained in the 2002 Plan, the Board of Directors, the Compensation Committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Options and determines:

   . the number of shares of Common Stock covered by options and the dates upon which such options become exercisable (which may not be less than one year from the date of grant);

   . the exercise price of options (which may not be less than 100% of fair market value of the Common Stock); and

   . the duration of options (which may not exceed 10 years).

   If any Option expires or is terminated or surrendered the unused shares of Common Stock covered by such Option will again be available for grant under the 2002 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Transferability of Options

   Options generally may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, except by will or the laws governing descent. However, with the approval of the Board, a Participant may transfer a nonstatutory stock option for no consideration to the Participant's immediate family or a trust for the benefit of the Participant's immediate family. In the event of any such transfer the transferee shall remain subject to all the terms and conditions applicable to the stock option agreement.

Forfeiture Provision

   In the event that a Participant terminates his or her employment with the Company for any reason whatsoever and, within twenty-four months for Participants in the fields of research and development, engineering, testing, strategic planning or any phase of management or within twelve months for Participants in all other fields, such Participant:

   . accepts employment with any competitor of, or otherwise engages in competition with, the Company; or

   . attempts to induce, directly or indirectly, any employee of the Company to accept employment elsewhere;

the Board of Directors, in its sole discretion, may require the Participant to return, or (if not received) to forfeit, to the Company the economic value of an Option which is realized or obtained (measured at the date of exercise or vesting) by such Participant during the twelve months prior to the date of such Participant's termination of employment with the Company.

Changes in Employment Status

   In the event a Participant's employment or service terminates by reason of death, the Participant's legal representatives may exercise his or her Options for such number of shares that were vested on the date of death until the earlier of two years following the date of death or the expiration date of the applicable Options. If a Participant's employment or service to the Company terminates by reason of disability, the Participant may exercise his or her Options for such number of shares that were vested on the date of termination until the earlier of one year following the date of termination or the expiration date of the applicable Options.

   In the event a Participant's employment or service to the Company terminates because the Participant retires, the Participant may exercise his or her Options for such number of shares that were vested on the date of termination until the earlier of three months following the date of termination or the expiration date of the applicable Options, provided, that, if the retiring Participant is at least 60 years of age and has been continuously employed by the Company for at least 10 years, the Participant will be entitled to additional acceleration of vesting and an extended period in which to exercise his or her Options after the termination date as provided for in the 2002 Plan.

   In the event a Participant's employment or service to the Company terminates for Cause (as defined in the 2002 Plan) all Options then held by the Participant shall immediately terminate, provided that the Board may allow, in its discretion, the Participant to exercise his or her Options for such number of shares that were vested on the date of termination for a period of time as determined by the Board of Directors.

   If a Participant's employment or service to the Company is interrupted due to a leave of absence (whether paid or unpaid), all Options held by such Participant will cease to vest for the period of such leave of absence and will resume vesting upon return of the Participant to full employment or service to the Company.

   In the event a Participant's status with the Company terminates for reasons other than those outlined above, such Participant may exercise his or her Options for such number of shares that were vested on the date of such change in status until the earlier of three months after the date of such change in status or the expiration date of the applicable Options.

Adjustments for Changes in Common Stock and Other Events

   Upon the occurrence of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in the Company's capitalization, each Option under the 2002 Plan shall be appropriately adjusted to reflect any such event if the Board of Directors determines in good faith that an adjustment is necessary or appropriate.

   In the event of a proposed liquidation or dissolution of the Company all unexercised Options shall become immediately exercisable in full at least 10 business days prior to the effective date of such proposed liquidation or dissolution and, upon the effectiveness of such an event, all remaining outstanding Options shall terminate if not exercised.

Reorganization Events and Change in Control Events

   Upon the occurrence of a Reorganization Event (as defined in the 2002 Plan), or the signing of an agreement with respect to a Reorganization Event, all outstanding Options will be assumed or an equivalent option substituted by the successor corporation, provided that if such Reorganization Event also constitutes a Change in Control Event (as defined in the 2002 Plan) one-half of the unvested shares subject to each Option shall become immediately exercisable and the remaining one-half of such shares will continue to vest in accordance with each Option's original vesting schedule. If on or prior to the one year anniversary of a Reorganization Event a Participant's employment with the Company or its succeeding corporation is terminated by such Participant for Good Reason (as defined in the 2002 Plan) or is terminated by the Company for Cause (as defined in the 2002 Plan), all Options held by such Participant shall become immediately exercisable.

   In the event the acquiring or succeeding corporation in a Reorganization Event does not agree to assume, or substitute for, outstanding Options, then the Board of Directors must either accelerate the Options to make them fully exercisable prior to consummation of the Reorganization Event or provide for a cash out of the value of any outstanding Options.

   Upon the occurrence of a Change in Control Event that does not also qualify as a Reorganization Event, the vesting schedule of each outstanding Option shall be accelerated in part so that one-half of the unvested shares subject to each Option shall become immediately exercisable and the remaining one-half of such shares will continue to vest in accordance with each Option's original vesting schedule.

Amendment or Termination

   No Option may be granted under the 2002 Plan after the completion of ten years from the date the 2002 Plan is approved by the Company's stockholders, but Options previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2002 Plan, except that:

   . no Option designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Option) unless and until such amendment shall have been approved by the Company's stockholders;

   . no amendment may increase the limitations on the number of shares available for grant under the 2002 Plan or allow for below market price grants of Options without stockholder approval;

   . no amendment may amend the limitation on option repricing in the 2002 Plan without stockholder approval; and

   . no amendment may provide for awards under the 2002 Plan other than stock options without stockholder approval.

   If Stockholders do not approve the adoption of the 2002 Plan, the 2002 Plan will not go into effect, and the Company will not grant any Options under the 2002 Plan. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences of 2002 Plan

   The following is a summary of the United States federal income tax consequences that generally will arise with respect to Options granted under the 2002 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

  Incentive Stock Options

   In general, a Participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a Participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the Participant to the alternative minimum tax.

   Generally, the tax consequences of selling ISO Stock will vary depending on the date on which it is sold. If the Participant sells ISO Stock more than two years from the date the Option was granted (the "Grant Date") and more than one year from the date the Option was exercised (the "Exercise Date"), then the Participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

   If the Participant sells ISO Stock prior to satisfying the above waiting periods (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the Participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the Participant has held the ISO Stock for more than one year prior to the date of sale.

   If a Participant sells ISO Stock for less than the exercise price, then the Participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the Participant has held the ISO Stock for more than one year prior to the date of sale.

  Nonstatutory Stock Options

   As in the case of an incentive stock option, a Participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a Participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

   With respect to any NSO Stock, a Participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the Option. Upon selling NSO Stock, a Participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the Participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the Participant has held the NSO Stock for more than one year prior to the date of the sale.

  Tax Consequences to the Company

   The grant of an Option under the 2002 Plan generally will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 2002 Plan will have any tax consequences to the Company. The Company or its parent or subsidiary, as the case may be, generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a Participant under the 2002 Plan, including as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

                         APPROVAL OF AMENDMENTS TO THE
                       1992 EMPLOYEE STOCK PURCHASE PLAN

   In the opinion of the Board of Directors, the 1992 Employee Stock Purchase Plan (the "ESPP") is an important vehicle for providing interested employees, who meet certain eligibility requirements, to acquire an interest in the future of the Company. The ESPP calls for the ESPP to terminate automatically following the first of the "Option Periods" (the six-month periods commencing on January 1 and July 1) beginning in 2002; provided however, that the Board of Directors in its discretion may extend the ESPP for one or more Option Periods. The Company wishes to extend the ESPP through the first Option Period beginning in 2003. In addition, under the ESPP, the Company is currently authorized to make up to 1,378,125 shares of Common Stock available for sale to eligible employees. As of December 10, 2001, 1,108,486 shares had been issued to employees of the Company. The Company estimates that the remaining 269,639 shares available will not be sufficient to meet the Company's needs for the duration of the ESPP, which, if approved by the stockholders shall expire in 2003.

   Accordingly, on October 25, 2001, the Board of Directors voted, subject to stockholder approval, to extend the termination date of the ESPP to the end of the first Option Period beginning in 2003, and to increase from 1,378,125 to 1,678,125 the number of shares available for issuance under the ESPP (subject to adjustment for certain changes in the Company's capitalization). If the stockholders do not approve the proposed amendment, the Company will not grant options in excess of the current number of options authorized under the ESPP.

General

   The ESPP was adopted by the Board of Directors on March 27, 1992 and approved by the stockholders on April 16, 1992. An amendment to the ESPP was approved by the stockholders on February 3, 2000 to increase the number of shares available for issuance under the ESPP to 1,378,125. The ESPP provides a method by which eligible employees of the Company may use voluntary payroll deductions to purchase shares of Common Stock of the Company. The ESPP is administered by the Board of Directors, which has the authority to make, administer and interpret the regulations as it deems necessary.

Participation

   Participation in the ESPP is voluntary and is available to all eligible employees, who work for the Company more than twenty hours per week and have completed six months or more of continuous service in the employ of the Company. Employees who own or are deemed to own 5% or more of the total combined voting power or value of all classes of stock of the Company may not participate.

   There are two six-month option periods in each calendar year. Prior to the commencement of each period, eligible employees may elect to participate by authorizing payroll deductions of from 2% to 10% of their compensation as contributions to the ESPP. No more than $12,500 may be contributed by any employee in a six-month option period. Each employee who is a participant on the first day of an option period is deemed to have been granted an option for that period. No employee may be granted an option which permits him rights to purchase Common Stock under the ESPP and any other employee stock purchase plan of the Company to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the commencement of each offering period) for each calendar year in which the option is outstanding at any time. Participants may withdraw from the ESPP at any point during the option period. Any employee whose employment with Company terminates during the option period ceases to be eligible to participate in the ESPP. In both situations, the balance in their account is refunded and their stock options are cancelled.

   Employees who are active participants in the ESPP on the last day of the option period are deemed to have exercised their options. The balance in their account is applied to the purchase of as many whole shares of Kronos stock as the balance permits. Shares are purchased at 85% of the fair market value of the stock at (a) the time of grant of the option or (b) the time at which the option is deemed to have been exercised, whichever is less. Any remaining balance in an employee's account is refunded, except that any balance equal to the value of a fractional share is carried over into the next option period. Such balances are refunded to employees who choose not to participate in the following option period.

   All awards are non-transferable except in the case of death. Participants may designate in writing the beneficiary who is to receive any stock and/or cash credited to the participant under the ESPP in the event of the participant's death. Such designation may also stipulate whether the beneficiary is to receive the participant's options to purchase stock at the end of the option period or the balance in the participant's account at the time of death.

Federal Income Tax Consequences

   The following is a summary of the United States federal income tax consequences that generally will arise with respect to purchases made under the ESPP and with respect to the sale of Common Stock acquired under the ESPP.

  Tax Consequences to Participants

   In general, a participant will not recognize taxable income upon enrolling in the ESPP or upon purchasing shares of Common Stock at the end of an offering. Instead, if a participant sells Common Stock acquired under the ESPP at a sale price that exceeds the price at which the participant purchased the Common Stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

   If the participant sells the Common Stock more than one year after acquiring it and more than two years after the date on which the offering commenced (the "Grant Date"), then the participant will be taxed as follows. If the sale price of the Common Stock is higher than the price at which the participant purchased the Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of: (i) fifteen percent of the fair market value of the Common Stock on the Grant Date; and (ii) the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock.

   Any further income will be long-term capital gain. If the sale price of the Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.

   If the participant sells the Common Stock within one year after acquiring it or within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Common Stock for a shorter period.

  Tax Consequences to the Company

The offering of Common Stock under the ESPP will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the ESPP will have any tax consequences to the Company except that the Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

   Accordingly, the Board of Directors believes that the amendments to the ESPP are in the best interests of the Company and its stockholders and recommends a vote "FOR" the amendments to the ESPP. If the amendments are not approved by the stockholders, the Company will not grant options in excess of the current authorized number of options.

                    RELATIONSHIP WITH INDEPENDENT AUDITORS

   Ernst & Young has served as the Company's independent auditors since 1979. Although stockholder approval of the Board of Director's selection of Ernst & Young is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of Ernst & Young.

   Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Audit Fees

   The aggregate audit fees billed by Ernst & Young for the annual audit for the fiscal year ended September 30, 2001 and for the reviews of financial statements included in the Company's Quarterly Reports on Form 10-Q during the last fiscal year were $209,000.

Financial Information Systems Design and Implementation Fees

   Ernst & Young did not render any professional services for information technology services relating to financial information systems design and implementation for the fiscal year ended September 30, 2001.

All Other Fees

   The aggregate fees billed by Ernst & Young for services rendered to the Company, other than services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the fiscal year ended September 30, 2001 were $347,000. This included audit related services of $126,000 and nonaudit services of $221,000. Audit related services generally include fees for statutory audits, business acquisitions, accounting consultations and SEC registration statements.

                             STOCKHOLDER PROPOSALS

   Proposals of stockholders submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and intended to be presented for consideration at the Company's 2003 Annual Meeting of Stockholders must be received by the Company not later than August 21, 2002 in order to be considered for inclusion in the Company's proxy material for that meeting.

   The Company's Amended and Restated By-Laws also establish an advance notice procedure with respect to stockholder nomination of candidates for election as Directors. A notice regarding stockholder nominations for Director must be received by the Company not less than 60 days nor more than 90 days prior to the applicable stockholder meeting, provided, however, that in the event the date of the meeting is not publicly announced by the Company by mail, press release or otherwise more than 70 days prior to the meeting, the notice must be received by the Company not later than the tenth day following the day on which such announcement of the date of the meeting is made. Any such notice must contain certain specified information concerning the persons to be nominated and the stockholder submitting the nomination, all as set forth in the Amended and Restated By-Laws. The presiding officer of the meeting may refuse to acknowledge any Director nomination not made in compliance with such advance notice requirements. The Company has not publicly announced the date of the 2002 Annual Meeting prior to the mailing of this Notice and Proxy Statement. Accordingly, an appropriate notice from a stockholder regarding nominations for Director to be acted on at the 2002 Annual Meeting must be received by the Company within ten days of this mailing.

   Proposals of stockholders intended to be presented at the Company's 2003 Annual Meeting of Stockholders that are not submitted pursuant to Exchange Act Rule 14a-8 or are not stockholder nominations of candidates for election as Directors must be received by the Company not later than November 4, 2002.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Based solely on its review of copies of reports filed by "reporting persons" of the Company under Section 16(a) of the Securities and Exchange Act of 1934, as amended ("Section 16(a)"), and written representations from such reporting persons, the Company believes that all filings required to be made by reporting persons of the Company were timely filed for the year ended September 30, 2001 in accordance with Section 16(a).

                                OTHER BUSINESS

   The Board of Directors knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                                          By Order of the Board of Directors,

                                          PAUL A. LACY,
                                          Clerk

December 19, 2001

THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                     APPENDIX A

                              Kronos Incorporated
                           2002 STOCK INCENTIVE PLAN

1. Purpose

   The purpose of this 2002 Stock Incentive Plan (the "Plan") of Kronos Incorporated, a Massachusetts corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future parent or subsidiary corporations and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the "Board").

2. Eligibility

   All of the Company's employees, officers, directors, consultants, advisors and other entities are eligible to be granted options awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3. Administration and Delegation

   (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

   (b) Appointment of Committees. The Board may delegate any or all of its powers under the Plan to a committee or sub-committee of the Board (a "Committee"). Such Committee shall consist of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code and a "non-employee director" as defined in Rule 16-b3 promulgated under the Exchange Act. All references in the Plan to the "Board" shall mean the Board or a Committee of the Board to the extent that the Board's powers or authority under the Plan have been delegated to such Committee.

4. Stock Available for Awards

   (a) Number of Shares. Subject to adjustment under Section 7, Awards may be made under the Plan for up to 1,700,000 shares of common stock, $.01 par value per share, of the Company (the "Common Stock"). If any Award expires, is terminated, is canceled or is surrendered without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

   (b) Per-Participant Limit. Subject to adjustment under Section 7, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 225,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code ("Section 162(m)").

5. Stock Options

   (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

   (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company (as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder) and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

   (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement provided, however, that the exercise price shall be not less than 100% of the fair market value of the Common Stock, as determined by the Board, at the time the Option is granted.

   (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that (i) no Option will be granted for a term in excess of 10 years; and (ii) the minimum vesting period for Options shall not be less than one year.

   (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

   (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

      (1) in cash or by check, payable to the order of the Company;

      (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

      (3) when the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided
   (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant at least six months prior to such delivery; or

      (4) by any combination of the above permitted forms of payment.

   (g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6. Changes in Employment or Status

   (a) Termination by Death. If any Participant's employment or service to the Company or its subsidiaries terminates by reason of death, any Award to the extent exercisable immediately prior to date of death may be exercised by the legal representative or legatee of the Participant until the earlier of the second anniversary of the date of death or the original expiration date of the Award. The Board, in its sole discretion, may accelerate the vesting provisions of any outstanding options held by the participant immediately prior to the date of death.

   (b) Termination by Reason of Disability. If any Participant's employment or service to the Company or its subsidiaries terminates by reason of disability, any Award to the extent exercisable on the date of termination may be exercised by the Participant until the earlier of the first anniversary of the date of termination or the original expiration date of the Award.

   (c) Termination by Reason of Retirement. If any Participant's employment with the company or its subsidiaries terminates by reason of Retirement, any Award to the extent exercisable on the date of termination may be exercised by the Participant until the earlier of three (3) months from the date of termination or the original expiration date of the Award.

   Notwithstanding the foregoing, a Participant who is at least sixty (60) years of age and has been in continuous employment with the Company for at least ten (10) years, shall have the privilege of accelerated vesting and an extended exercise period (neither of which may exceed the original expiration date of the Award) according to the following schedule:

                                                Years of
                                               Accelerated Years to
            Years of Employment In the Company   Vesting   Exercise
            ---------------------------------- ----------- --------
                     10 years or more.........    1 year   2 years
                     15 years or more.........   2 years   3 years
                     20 years or more.........   3 years   3 years
                     25 years or more.........   4 years   4 years

      The Retiree must give written notice of Retirement and have a signed Proprietary Rights and Confidentiality Agreement on file with the Company.

      (d) Termination for Cause. If any Participant's employment or service to the Company or its subsidiaries is terminated for Cause, any Award held by such Participant shall terminate immediately; provided that the Board may, at its sole discretion, allow the exercise of the Award by the Participant to the extent exercisable on the date of termination until the earlier of one month from the date of termination or the original expiration date of the Award.

      (e) Leave of Absence. If any Participant's employment with the Company is interrupted by reason of a leave of absence, whether paid or unpaid, any Award held by the Participant shall cease to vest during such leave of absence and will resume vesting upon the Participant's return from such leave. The original expiration date of the Award shall in no way be affected.

      (f) Other Termination. Unless otherwise determined by the Board, if a Participant's status with the Company or its subsidiaries terminates for any reason other than death, disability, retirement, cause or leave of absence, any Awards to the extent exercisable on the date of termination or change of status my be exercised by the Participant until the earlier of three (3) months from the date of termination or change of status or the original expiration date of the Award.

7. General Provisions Applicable to Awards

   (a) Transferability of Awards. Except as otherwise provided in this paragraph 9(a), Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant or, in the event of a Participant's incapacity, his or her guardian or legal representative. However, the Participant, with the approval of the Board, may transfer a Nonstatutory Stock Option for no consideration to the Participant's immediate family or a trust for the benefit of the Participant's immediate family. The transferee shall remain subject to all the terms and conditions applicable to the Stock Option. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

   (b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise), as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

   (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

   (d) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

   (e) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefore another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that (i) the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant. Notwithstanding the foregoing, except for adjustments pursuant to paragraph 9 ("Adjustments for Changes in Common Stock and Certain Other Events"), the exercise price for any outstanding Award granted under the Plan may not be decreased after the date of grant nor may any outstanding Award under the Plan be surrendered to the Company as consideration for the grant of a new Award with a lower exercise price.

   (f) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

   (g) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

8. Forfeiture Provision

   In the event that a Participant terminates his or her employment with the Company or any of its subsidiaries for any reason whatsoever, and within twenty four (24) months for a Participant in the fields of research and development, engineering, testing, strategic planning or any phase of management or within twelve (12) months for a Participant in all other fields (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or (ii) attempts directly or indirectly to induce any employee of the Company to accept employment elsewhere, the Board of Directors, in its sole discretion, may require the Participant to return, or (if not received) to forfeit, to the Company the economic value of an Award which is realized or obtained (measured at the date of exercise or vesting) by such Participant during the twelve (12) months prior to the date of such Participant's termination of employment with the Company.

9. Adjustments for Changes in Common Stock and Certain Other Events

   (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), and (iii) the number and class of securities and exercise price per share subject to each outstanding Option shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 7(a) applies and Section 7(c) also applies to any event, Section 7(c) shall be applicable to such event, and this
Section 7(a) shall not be applicable.

   (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date.

   (c) Reorganization and Change in Control Events

      (1) Definitions

          (a) A "Reorganization Event" shall mean:

             (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property; or

             (ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

          (b) A "Change in Control Event" shall mean:

             (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 25% or more of either (x) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

             (ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board
          (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

             (iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 25% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

          (c) "Good Reason" shall mean any significant diminution in the Participant's title, authority or responsibilities from and after such Reorganization Event or Change in Control Event, as the case may be, or any reduction in the annual cash compensation payable to the Participant from and after such Reorganization Event or Change in Control Event, as the case may be, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from the current site.

          (d) "Cause" shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company or (ii) willful misconduct by the Participant which affects the business reputation of the Company. The Participant shall be considered to have been discharged for "Cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for Cause was warranted.

      (2) Effect on Options

          (a) Reorganization Event. Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Reorganization Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company (A) one-half of the number of shares subject to the Option which were not already vested shall be exercisable upon the occurrence of such Reorganization Event and, subject to (B) below, the remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such option, with one-half of the number of shares that would otherwise have become vested on each subsequent vesting date in accordance with the original schedule becoming vested on each subsequent vesting date and (B) such assumed or substituted options shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Reorganization Event, the Participant's employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

          Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefore, a cash payment equal to the amount (if any) by which
       (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options. To the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right (1) shall lapse at the same rate as the Option would have become exercisable under its terms and (2) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

          (b) Change in Control Event that is not a Reorganization Event. Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, the vesting schedule of such Option shall be accelerated in part so that one-half of the number of shares that would otherwise have first become vested on any date after the date of the Change in Control Event shall immediately become exercisable. The remaining one-half of such number of shares shall continue to become vested in accordance with the original vesting schedule set forth in such Option, with one-half of the number of shares that would otherwise have become vested on each subsequent vesting date in accordance with the original schedule becoming vested on each such subsequent vesting date; provided, however, that each such Option shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant's employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

      (3) Limitations. Notwithstanding the foregoing provisions of this Section 7(c), if the Change in Control Event is intended to be accounted for as a "pooling of interests" for financial accounting purposes, and if the acceleration to be effected by the foregoing provisions of this Section 7(c) would preclude accounting for the Change in Control Event as a "pooling of interests" for financial accounting purposes, then no such acceleration shall occur upon the Change in Control Event.

10. Miscellaneous

   (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

   (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

   (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is approved by the Company's stockholders. No Awards shall be granted under the Plan after the completion of ten years from the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

   (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (i) to the extent required by
Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders as required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment may increase the limitations on the number of shares set forth in paragraph 4(a) or decrease the minimum Option exercise price set forth in paragraph 5(c) unless such amendment shall have been approved by the Company's stockholders; (iii) the provisions relating to Option repricing in paragraph 7(e) may not be amended unless such amendment shall have been approved by the Company's stockholders; and (iv) no other type of Award other than Stock Options may be awarded unless such amendment shall have been approved by the Company's stockholders.

   (e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to any applicable conflicts of law.

KRONOS INCORPORATED

C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders of the Company on Thursday, February 7, 2002. Thank you in advance for your prompt consideration of these matters.

Sincerely,

Kronos Incorporated

                                  DETACH HERE


[X]     Please mark votes as in this example.

        KRONOS INCORPORATED

1. To elect the following persons as Class I Directors (except as marked below):

       (01) D. Bradley McWilliams
       (02) Lawrence Portner

       FOR BOTH                        WITHHOLD
       NOMINEES                          BOTH
         [ ]                              [ ]


             ---------------------------------------
         [ ] For both nominees except as noted above.

2. To approve adoption of the Company's 2002 Stock Incentive Plan (the "2002 Plan").

                 FOR    AGAINST  ABSTAIN
                 [ ]      [ ]      [ ]

3. To approve amendments to the Company's 1992 Employee Stock Purchase Plan (the "ESPP") and to increase from 1,378,125 to 1,678,125 the number of shares available for issuance under the Plan (subject to adjustment for certain changes in the Company's capitalization).

                 FOR    AGAINST  ABSTAIN
                 [ ]      [ ]      [ ]

4. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the 2002 fiscal year.

                 FOR    AGAINST  ABSTAIN
                 [ ]      [ ]      [ ]

5. To transact such other business as may properly come before the meeting or any and all adjourned sessions of the meeting.

                 FOR    AGAINST  ABSTAIN
                 [ ]      [ ]      [ ]


Mark box at right if an address change or comment has been noted on the reverse side of this card. [ ]

Please be sure to sign and date this Proxy.

Signature:                            Signature:

Date:                                 Date:

                                  DETACH HERE

                               KRONOS INCORPORATED

                  Proxy for the Annual Meeting of Stockholders
                         to be held on February 7, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoint(s) Mark S. Ain and Paul A. Lacy, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of stock of Kronos Incorporated (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 297 Billerica Road, Chelmsford, Massachusetts on Thursday, February 7, 2002 at 10:00 a.m., or any adjourned sessions thereof.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised.
--------------------------------------------------------------------------------
                   PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE
                 AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

Please sign this proxy exactly as your name(s) appear(s) on the reverse side hereof. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?                     DO YOU HAVE ANY COMMENTS?

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